UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2021

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 3, 2021, Remark Holdings, Inc. (“we”, “Remark”, “us” or “our”) entered into senior secured loan agreements (the “Loan Agreements”) with certain of our subsidiaries as guarantors (the “Guarantors”) and certain institutional lenders affiliated with Mudrick Capital Management, LP (the “Lenders”), pursuant to which the Lenders extended credit to us consisting of term loans in the aggregate principal amount of $30.0 million (the “Loans”). The Loans bear interest at 16.5% per annum, which shall be payable on the last business day of each month commencing on December 31, 2021. All amounts outstanding under the Loans, including all accrued and unpaid interest, will be due and payable in full on July 31, 2022. To secure the payment and performance of the obligations under the Loan Agreements, we, together with the Guarantors, have granted to TMI Trust Company, as the collateral agent for the benefit of the Lenders, a first priority lien on, and security interest in, all assets of Remark and the Guarantors, subject to certain customary exceptions. The Loan Agreements contain representations, warranties, events of default, indemnifications and other provisions customary for financings of this type. The occurrence of any event of default under the Loan Agreements may result in the principal amount outstanding and unpaid interest thereon becoming immediately due and payable. In connection with our entry into the Loan Agreement, we paid to the Lenders an upfront fee equal 5.0% of the amount of the Loans, which was netted against the drawdown of the Loans.

The foregoing description of the Loan Agreements does not purport to be complete and is qualified in its entirety to the full text of the form of the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

On December 6, 2021, we used the proceeds of the Loans to repay in full all outstanding obligations under, and terminated, the senior secured promissory note dated February 10, 2021, among us, certain of our subsidiaries as guarantors and Jefferson Remark Funding LLC.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On December 6, 2021, we issued a press release regarding the Loans. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Form of Senior Secured Loan Agreement dated December 3, 2021.
99.1	Press release dated December 6, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	December 7, 2021	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer